UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 15, 2014

ADVANCED CELL TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50295	87-0656515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Locke Drive, Marlborough, Massachusetts	01752
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (508) 756-1212

_____________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04   Triggering Events that Accelerate or Increase a Direct Financial Obligation.

(a)

On April 15, 2014, Advanced Cell Technology, Inc. (the “Company”) received a notice (the “Notice”) from CAMOFI Master LDC (“CAMOFI”) and CAMHZN Master LDC (“CAMHZN” and together with CAMOFI, the “Holders”) of an Event of Default under Amortizing Senior Secured Convertible Notes due June 30, 2015 held by each of CAMOFI and CAMHZN (collectively, the “Notes”). The Notice alerted the Company that due to the Company’s failure to deliver shares of common stock issuable to the Holders within three days of a conversion event occurring in March 2014 under the Notes, an “Event of Default” under the Notes had occurred and the Holders were reserving all rights held by them arising from such Event of Default. Among these rights are the Holders’ ability to declare as immediately due and payable the aggregate principal amount remaining under the Notes together with any other amounts owed under the Notes, which amount equaled approximately $1,200,000 in the aggregate as of the date of the Notice, with such amount accruing an interest rate of 18% per annum upon such declaration by the Holders.

As previously disclosed on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 17, 2013, the Notes were issued pursuant to the terms of a settlement agreement and mutual release (the “Settlement Agreement”) by and among the Company and the Holders as of January 11, 2013.  To secure its obligations under the Notes, the Company granted a security interest in substantially all of the Company’s assets, including its intellectual property, to the Holders. As of the date of this Current Report on Form 8-K, the Company is continuing to negotiate with the Holders to reach an amicable resolution of this matter.

Cautionary Note Regarding Forward-looking Statements:

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor created by such Act. Forward-looking statements include, among others, statements about the Company’s plans to restate its financial statements, the timing of such restatement and amendments and the restatement’s effect on prior financial statements.  These statements are often, but not always, made through the use of words or phrases such as “may,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity” and similar words or phrases or the negatives of these words or phrases. These statements involve risks, estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in these statements, including, among others: the timing and nature of the final resolution of the accounting issues discussed in this Current Report on Form 8-K; any delay in the filing of required periodic reports with the SEC; the timing and results of the review of the effectiveness of internal control over financial reporting (and related internal controls) and disclosure controls and procedures; whether the review is expanded to additional matters beyond internal controls and disclosure controls and procedures; changes in the ranges of estimates and adjustments in this Current Report on Form 8-K due to the audit of the Company’s annual financial statements; whether a restatement of financial results will be required for other accounting issues for the same or other periods in addition to the restatement currently expected by management; additional uncertainties related to accounting issues generally; adverse effects on the Company’s business as a result of the restatement process or the review of the effectiveness of internal control over financial reporting and disclosure controls and procedures, or increased regulatory, media or financial reporting issues and practices, rumors or otherwise; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; and volatility of the Company’s stock price. In addition, please refer to the risk factors contained in the Company’s SEC filings available at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2014	Advanced Cell Technology, Inc.

By: /s/ Edward Myles
Edward Myles
Interim President, CFO & Executive Vice President of Corporate Development